UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017

DIGITAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2017, Digital Power Corporation, a California corporation (the “Company”), entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Philou Ventures, LLC (“Philou”). Philou is the Company’s largest stockholder and Kristine Ault, a director of the Company, controls and is a Manager of Philou. Pursuant to the terms of the Purchase Agreement, Philou will invest up to $5,000,000 in the Company through the purchase of Series B Preferred Stock (“Preferred Stock”) over the Term, as specified herein. Each share of Preferred Stock shall be purchased at $10.00 up to a maximum issuance of 500,000 shares of Preferred Stock. Philou guarantees to purchase by May 31, 2017, the greater of: (i) 100,000 shares of Preferred Stock or (ii) a sufficient number of shares of Preferred Stock to ensure that the Company has sufficient stockholders’ equity to meet the minimum continued listing standards of the NYSE MKT. In addition, for as long as the Preferred Stock is outstanding, Philou agrees to purchase additional shares of Preferred Stock in a sufficient amount in order for the Company to meet the NYSE MKT’s minimum stockholders’ equity continued listing requirement subject to the maximum number of 500,000 shares of Preferred Stock (collectively, “Guaranteed Purchases”). In addition, at any time during the Term, Philou may in its sole and absolute discretion purchase additional shares of Preferred Stock, up to the 500,000 share maximum (“Voluntary Purchases”). All consideration for Voluntary Purchases shall be delivered through a series of varying payments (“Payments”) by Philou, at its sole and absolute discretion, during the period commencing on the closing date and ending 36 months therefrom (the “Term”). The Company shall have the right to request, with 90-day written notice to Philou, that Guaranteed Purchases be accelerated to meet deadlines for maintaining the minimum stockholders’ equity required by the NYSE MKT. The Preferred Stock shall not be callable by the Company for 25 years from the closing date.

In addition, for each share of Preferred Stock purchased by Philou, Philou will receive warrants (“Warrants”) to purchase shares of common stock in a number equal to the stated value of each share of Preferred Stock of $10.00 purchased divided by $0.70 at an exercise price equal to $0.70 per share of common stock

Further, Philou shall have the right to participate in the Company’s future financings under substantially the same terms and conditions as other investors in those respective financings in order to maintain its then percentage ownership interest in the Company. Philou’s right to participate in such financings shall accrue and accumulate provided that it still owns at least 100,000 shares of Preferred Stock.

Additionally, in connection with the Purchase Agreement, the Company will entered into a registration rights agreement (the “Registration Rights Agreement”) with Philou.

The Company has agreed that at its next annual meeting of stockholders, the Company will recommend to its stockholders to approve the reincorporation of the Company from the State of California to the State of Delaware.

Finally, in order to meet the requirement of the NYSE Mkt Rule 713, Philou will not (i) vote the shares of Preferred Stock; (ii) convert such shares of Preferred Stock into shares of Common Stock or (iii) exercise its rights under the Warrant until the requirement of NYSE Mkt Rule 713 has been met at a meeting, or by the requisite written consent, of the holders of the outstanding shares of Common Stock.

Description of the Series B Preferred Stock

Each share of Preferred Stock has a stated value of $10.00 per share. Each share of Preferred Stock may be convertible at the holder’s option into shares of Common Stock of the Company at a conversion rate of $0.70 per share, subject to customary adjustment, upon the earlier to occur of: (i) 60 months from the closing date, or (ii) upon the filing by the Company of one or more periodic reports that, singly or collectively, evidence(s) that the Company’s gross revenues have reached no less than $10,000,000 in the aggregate, on a consolidated reporting basis, over four consecutive quarters in accordance with U.S. Generally Accepted Accounting Principles.

The conversion price will be subject to standard anti-dilution provisions in connection with any stock split, stock dividend, subdivision or similar reclassification of the Common Stock.

Each share of Preferred Stock shall have the right to receive dividends equal to one ten millionth (0.0000001) of EBITDAS calculated for a particular calendar year. Assuming the purchase of the entire $5,000,000 of shares of Preferred Stock, the holders thereof will be entitled to receive dividends equal to five percent (5%) in the aggregate of EBITDAS. Payment of dividends shall be calculated for a calendar year, payable on a quarterly basis, with payments to occur no later than 90 days in arrears from each reporting period subject to a year-end reconciliation. EBITDAS shall mean earnings before interest, taxes, depreciation, amortization, and stock-based compensation.

Philou shall have the right to designate a number of directors to the Company’s Board of Directors equal to a percentage determined by the number of shares of Preferred Stock (determined on an “as converted” basis) divided by the sum of the number of shares of Common Stock outstanding plus the number of shares of Preferred Stock outstanding as determined on an as converted basis. Philou’s percentage to designate a number of directors shall be determined each time Philou makes a purchase of shares of Preferred Stock and cannot be decreased unless Philou converts or sells all or part of its shares of Preferred Stock in which case the number of directors that Philou may designate will be re-calculated. The right to designate a director shall be a contractual right granted to Philou and not to subsequent owner of shares of Preferred Stock.

In the case for the election of directors, the Preferred Stock shall be voted on an “as converted” basis together with the Common Stock. In all other cases, the Preferred Stock shall be voted in accordance with California law.

Each share of Preferred Stock shall have dividend and liquidation rights in priority to any shares of Common Stock, the Company’s Series A Preferred Stock (of which none are outstanding) and other subordinated securities.

At such time as (i) all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock (the “Conversion Shares”) shall have been registered for resale pursuant to an effective Registration Statement covering such Conversion Shares, (ii) but no earlier than the twenty-fifth (25th) anniversary of the effective date, the shares of Preferred Stock shall be subject to redemption in cash at the option of the Company in an amount per share equal to 120% of the greater of (a) the stated value plus all accrued and unpaid dividends, if any and (b) the fair market value of such shares of Preferred Stock.

Warrants

For each share of Preferred Stock sold, Philou will receive a warrant (“Warrant”) to purchase shares of Common stock in a number equal to the amount of Preferred Stock sold divided by $0.70 for an exercise price equal to $0.70 per share. The exercise period will begin on the six month after, and end on the fifth year and six month anniversary of, the date of issuance. The exercise price of the Warrant is subject to adjustment for stock splits, stock dividends, combinations or similar events. The Warrant may be exercised for cash or, upon the failure to maintain an effective registration statement, on a cashless basis.

Registration Rights Agreement

The Company will entered into a Registration Rights Agreement pursuant to which the Company agreed to register (a) all of the shares of Common Stock issuable upon conversion in full of the Preferred Stock sold (assuming on such date the Preferred Stock is converted in full without regard to any conversion limitations therein), and (b) all shares of Common Stock then issued and issuable upon exercise of the Warrants (assuming on such date the Preferred Stock is converted in full without regard to any conversion limitations therein). Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement with respect to (i) to the registration statement regarding the initial tranche of Preferred Stock, the 60th calendar month following the initial tranche closing date, and (ii) to any additional registration statements for subsequent tranches of Preferred Stock, the earliest practical date thereafter. The initial registration statement must have an effective date by the 90th calendar day following the filing date (or, in the event of a “full review” by the SEC, the 120th calendar day following the filing date) and with respect to any additional registration statement, the 90th calendar day following the date on which an additional registration statement is required to be filed hereunder (or, in the event of a “full review” by the SEC, the 120th calendar day).

If the Company is unable to meet its obligations under the Registration Rights Agreement, it may be required to pay certain cash damages to Philou.

The foregoing are only brief descriptions of the material terms of the Certificate of Determination for the Series B Preferred Stock and the Purchase Agreement, the Form of Warrants, and Form of Registration Rights Agreement, which are attached hereto as Exhibits 3.1, 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 7.01 Regulation FD Disclosure.

On March 9, 2017, the Company issued a press release announcing the Financing. A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Series B Convertible Preferred Stock, Certificate of Determination
4.1	Form of Warrant
10.1	Preferred Stock Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Power Corporation a California corporation

Dated: March 9, 2017	/s/ Amos Kohn
Amos Kohn
President and Chief Executive Officer